UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

ALTO INGREDIENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2021, Pacific Ethanol Stockton LLC (“PE Stockton”), a wholly-owned subsidiary of Alto Ingredients, Inc. (the “Company”), and the Company entered into an Asset Purchase Agreement dated as of November 5, 2021 (the “Asset Purchase Agreement”) by and among Pelican Acquisition LLC (the “Purchaser”), PE Stockton and, for purposes of Article V and Article XI of the Asset Purchase Agreement, the Company, to sell certain properties and assets located in San Joaquin County, California, including an ethanol plant (the “Facility”) and the real property and all other property used in connection with or otherwise appurtenant to the ownership, use or operation of the Facility and other tangible and intangible assets used in connection with the operations of the Facility to the Purchaser, for total consideration of $24 million, subject to certain closing adjustments (the “Transaction”). The Transaction closed on November 5, 2021.

The Asset Purchase Agreement also contains customary representations, warranties and covenants, and other terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2021	ALTO INGREDIENTS, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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